Registration No. ____________

                                  UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    Form S-8

                             REGISTRATION STATEMENT

                                      under

                           The Securities Act of 1933

                        ROSEVILLE COMMUNICATIONS COMPANY

               (Exact name of issuer as specified in its charter)

           California                                      68-0365195
 (State or other jurisdiction of                        (I.R.S. Employer
  incorporation or organization)                       Identification No.)


                 211 Lincoln Street, Roseville California 95678

               (Address of principal executive offices) (Zip Code)

                        ROSEVILLE COMMUNICATIONS COMPANY

                           2000 EQUITY INCENTIVE PLAN

                            (Full title of the plan)

                              Jed E. Solomon, Esq.
                             Cooper, White & Cooper
                        201 California Street, 17th Floor
                         San Francisco, California 94111
                     (Name and address of agent for service)

          Telephone Number, including area code, of agent for service:
                                 (415) 433-1900

                         CALCULATION OF REGISTRATION FEE

                               Proposed         Proposed          Amount of
Title of                       Maximum          Maximum           Registration
Securities to   Amount to be   Offering Price   Aggregate         Fee
be Registered   Registered     Share            Offering Price    (1)(2)
-------------   ------------   --------------   --------------    --------------
Common Stock    800,000 shares $39.94           $31,952,000       $9,425.84

(1) Estimated pursuant to Rule 457 solely for purposes of calculating the registration fee. Amount of the Registration Fee was calculated pursuant to Section 6(b) of the Securities Act of 1933, as amended, and was determined by multiplying the aggregate offering amount by .000295.

(2) Estimated in accordance with Rule 457(h) solely for the purpose of calculating the filing fee on the basis of $39.94 per share, which represents the fair market value per share of Common Stock of Roseville Communications Company on August 1, 2000.

                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

         Roseville Communications Company (the "Company") hereby incorporates by reference in this registration statement the following documents:

     (a) Annual Report on Form 10-K for the fiscal year ended December 31, 1999 filed with the Securities and Exchange Commission ("SEC") on March 24, 2000, as amended by Form 10K/A filed on August 2, 2000.

     (b) All other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") since the end of the fiscal year covered by the Company document referred to in (a) above;

     (c) The description of the Company's capital stock filed with the SEC on or about May 4, 1995 in Registration Statement No. 33-58271, and the Articles of Incorporation and Amendment thereto which appeared as
          Exhibit 3(a) to the Quarterly Report on Form 10-Q for the quarter ended September 30, 1996.

     All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to this registration statement which indicates that all securities offered hereby have been sold or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of the filing of such documents.

Item 4.  Description of Securities.

         The class of securities to be offered is registered under Section 12 of the Exchange Act.

Item 5.  Interests of Named Experts and Counsel.

         Inapplicable.

Item 6.  Indemnification of Directors and Officers.

     Section 204 of the General Corporation Law of the State of California ("California Law") authorizes a corporation to adopt a provision in its articles of incorporation eliminating the personal liability of directors to corporations and their shareholders for monetary damages for breach or alleged breach of directors' "duty of care." Following a California corporation's adoption of such a provision, its directors are not accountable to corporations and their shareholders for monetary damages for conduct constituting negligence (or gross negligence) in the exercise of their fiduciary duties; however, directors continue to be subject to equitable remedies such as injunction or rescission. Under California Law, a director also continues to be liable for (1) a breach of his or her duty of loyalty; (2) acts or omissions not in good faith or involving intentional misconduct or knowing violations of law; (3) illegal payments of dividends; and (4) approval of any transaction from which a director derives an improper personal benefit. The adoption of such a provision in the articles of incorporation also does not limit directors' liability for violations of the federal securities laws.

     Section 317 of the California Law makes a provision for the indemnification of officers, directors and other corporate agents in terms sufficiently broad to indemnify such persons, under certain circumstances, for liabilities (including reimbursement for expenses incurred) arising under the Securities Act of 1933, as amended (the "Securities Act"). The indemnification provided by Section 317 is not exclusive to the extent additional rights are authorized in a corporation's articles of incorporation.

     The Company has adopted provisions in its Articles of Incorporation, as amended, which eliminate the personal liability of its directors to the Company and its shareholders for monetary damages for breach of the directors' fiduciary duties in certain circumstances and authorize the Company to indemnify its officers, directors and other agents to the fullest extent permitted by law.

Item 7.  Exemption from Registration Claimed.

         Inapplicable.

Item 8.  Exhibits.

         See Exhibit Index on page 8.

Item 9.  Undertakings.

         (d)    Rule 415 Offering.
                ------------------

         The undersigned registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (e)  Filings  Incorporating   Subsequent  Exchange  Act  Documents  by
               Reference.
               ----------------------------------------------------------------

     The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (f) Regulation S-K Item 512(h) Undertaking for Registration Statement on Form S-8.
                ----------------------------------------------------------------

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Roseville, State of California, on this 2nd day of August, 2000.
                                  ROSEVILLE COMMUNICATIONS COMPANY



                                  By:  /s/ Brian H. Strom
                                           --------------
                                           Brian H. Strom
                                           President and Chief Executive Officer

                                   Exhibit 24

                                POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that the persons whose signatures appear below constitute and appoint Brian H. Strom and Michael D. Campbell, and each of them, as true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities to sign the Form S-8 Registration Statement pertaining to the Roseville Communications Company 2000 Equity Incentive Plan, and any or all amendments (including post-effective amendments) to said Form S-8 Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement and these Amendments to Registration Statements have been signed below by the following persons in the capacities and on the dates indicated. Moreover, the undersigned hereby also certify that to the best of their knowledge and belief the issuer meets all of the requirements for filing on Form S-8.

Signature                                   Title                        Date

/s/ Michael D. Campbell       Executive Vice President and Chief   July 31, 2000
Michael D. Campbell           Financial Officer (Principal
                              Accounting Officer)

/s/ Robert L. Doyle           Director                             July 31, 2000
Robert L. Doyle

/s/ Brian H. Strom            Director
Brian H. Strom                                                     July 31, 2000

/s/ Thomas E. Doyle           Director                             July 31, 2000
Thomas E. Doyle

/s/ Ralph E. Hoeper           Director                             July 31, 2000
Ralph E. Hoeper

/s/ John R. Roberts III       Director                             July 31, 2000
John R. Roberts III

/s/ Chris L. Branscum         Director                             July 31, 2000
Chris L. Branscum

/s/ Neil J. Doerhoff          Director                             July 31, 2000
Neil J. Doerhoff

                                  EXHIBIT INDEX

Exhibit No.

1-3                   Not applicable.

4                     None

5                     Opinion re legality.

6-22                  Not applicable.

23.1                  Consent of Ernst & Young LLP, Independent Auditors.
                      Found at page 10 of this registration statement.

23.2                  Independent Auditors' Consent.
                      Found at page 11 of this registration statement.

23.3                  Consent of Independent Accountants.
                      Found at page 12 of this registration statement.

23.4                  Consent of Counsel.  Contained with the opinion filed as
                      Exhibit 5 hereto.

24 Powers of attorney. Contained in the signature pages (pages 6-7) of this Form S-8 registration statement.

25-98                 Not applicable.

99                    Roseville Communications Company 2000 Equity Incentive
                      Plan

                                    EXHIBIT 5

Roseville Communications Company
211 Lincoln Street
Roseville, CA 95678

         Re: 800,000 Shares of Common Stock of Roseville Communications Company Offered Pursuant to the Roseville Communications Company 2000 Equity Incentive Plan

Ladies and Gentlemen:

     We have examined the proceedings taken and the instruments executed in connection with the organization and present capitalization of Roseville
Communications Company (the "Company") and the reservation for issuance and authorization of the sale and issuance from time to time of not in excess of 800,000 shares of the Company's Common Stock (the "Shares") pursuant to the terms of the Roseville Communications Company 2000 Equity Incentive Plan (the "Plan"). The Shares are the subject of a Registration Statement on Form S-8 under the Securities Act of 1933, as amended, which is being filed with the Securities and Exchange Commission and to which this opinion is to be attached as an exhibit.

     Upon the basis of such examination, we are of the following opinion:

     1. The authorized shares of the Company consist of 100,000,000 shares of Common Stock.

     2. The proper corporate proceedings necessary to the reservation for issuance and the authorization of the sale and issuance from time to time of not in excess of 800,000 shares of the Common Stock of the Company pursuant to the Plan have been duly taken and, when issued pursuant to such plan, the Shares will be duly and validly issued and fully paid and nonassessable.

     3. When the above-mentioned registration statement relating to the Shares has become effective, all authorizations, consents, approvals, or other orders of all United States regulatory authorities required for the issuance of the Shares will have been obtained.

     You are further advised that we consent to the use of this opinion as an exhibit to the above-mentioned Registration Statement.

                                                Very truly yours,

                                                /s/ COOPER, WHITE & COOPER LLP

                                  EXHIBIT 23.1

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

     We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Roseville Communications Company 2000 Equity
Incentive Plan of our report dated February 4, 2000, with respect to the consolidated financial statements of Roseville Communications Company included in its Annual Report (Form 10-K) for the year ended December 31, 1999, filed with the Securities and Exchange Commission.

                                                /s/  Ernst & Young LLP

Sacramento, California
July 27, 2000

                                  EXHIBIT 23.2

                         INDEPENDENT AUDITORS' CONSENT


     We consent to the incorporation by reference in this Registration Statement of Roseville Communications Company (the "Company") on Form S-8 of our report dated March 8, 2000 on the consolidated financial statements of Sacramento Valley Limited Partnership and subsidiary, incorporated by reference in the Company's Annual Report on Form 10-K for the year ended December 31, 1999.

                                                /s/ DELOITTE & TOUCHE LLP

San Francisco, California
July 28, 2000

                                  EXHIBIT 23.3

                       Consent of Independent Accountants


     We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 1, 1999 relating to the consolidated financial statements and financial statement schedule of Sacramento-Valley Limited Partnership, which appears in Roseville Communications Company's Annual Report on Form 10-K for the year ended December 31, 1999, as amended on August 2, 2000.

                                                /s/ PricewaterhouseCoopers LLP

San Francisco, California
July 28, 2000

                                  EXHIBIT 23.4

                               CONSENT OF COUNSEL

Contained with the opinion filed as Exhibit 5 hereto and incorporated herein by reference.

                                   EXHIBIT 99

                        ROSEVILLE COMMUNICATIONS COMPANY

                           2000 EQUITY INCENTIVE PLAN

                     (As ADOPTED EFFECTIVE JANUARY 31, 2000)



                                TABLE OF CONTENTS
                                                                            Page

ARTICLE 1.      INTRODUCTION...................................................1

ARTICLE 2.      DEFINITIONS....................................................1

ARTICLE 3.      ADMINISTRATION.................................................4

         3.1      Committee Composition........................................4
         3.2      Committee Responsibilities...................................5
         3.3      Committee for Non-Officer Grants.............................5

ARTICLE 4.                 SHARES AVAILABLE FOR GRANTS.........................5

         4.1      Basic Limitation.............................................5
         4.2      Forfeited Shares.............................................5
         4.3      Dividend Equivalents.........................................6

ARTICLE 5.                 ELIGIBILITY.........................................6

         5.1      Incentive Stock Options......................................6
         5.2      Other Grants.................................................6

ARTICLE 6.                 OPTIONS.............................................6

         6.1      Stock Option Agreement.......................................6
         6.2      Number of Shares.............................................6
         6.3      Exercise Price...............................................7
         6.4      Exercisability and Term......................................7
         6.5      Effect of Change in Control..................................7
         6.6      Modification or Assumption of Options........................7
         6.7      Buyout Provisions............................................7

ARTICLE 7.                 PAYMENT FOR OPTION SHARES...........................8

         7.1      General Rule.................................................8
         7.2      Surrender of Stock...........................................8
         7.3      Exercise/Sale................................................8
         7.4      Exercise/Pledge..............................................8
         7.5      Promissory Note..............................................9
         7.6      Other Forms of Payment.......................................9

ARTICLE 8.                 AUTOMATIC OPTION GRANTS TO OUTSIDE DIRECTORS........9

         8.1      Annual Grants................................................9
         8.2      Accelerated Exercisability...................................9
         8.3      Exercise Price...............................................9
         8.4      Term.........................................................9

ARTICLE 9.                 STOCK APPRECIATION RIGHTS..........................10

         9.1      SAR Agreement...............................................10
         9.2      Number of Shares............................................10
         9.3      Exercise Price..............................................10
         9.4      Exercisability and Term.....................................10
         9.5      Effect of Change in Control.................................10
         9.6      Exercise of SARs............................................10
         9.7      Modification or Assumption of SARs..........................11

ARTICLE 10.       RESTRICTED SHARES...........................................11

         10.1     Restricted Stock Agreement..................................11
         10.2     Payment for Awards..........................................11
         10.3     Vesting Conditions..........................................11
         10.4     Voting and Dividend Rights..................................11

ARTICLE 11.       STOCK UNITS.................................................12

         11.1     Stock Unit Agreement........................................12
         11.2     Payment for Awards..........................................12
         11.3     Vesting Conditions..........................................12
         11.4     Voting and Dividend Rights..................................12
         11.5     Form and Time of Settlement of Stock Units..................12
         11.6     Death of Recipient..........................................13
         11.7     Creditors' Rights...........................................13

ARTICLE 12.       PERFORMANCE SHARES..........................................13

         12.1     Performance Share Agreement.................................13
         12.2     Grant of Performance Shares.................................13
         12.3     Modification of Grant.......................................14
         12.4     Terms of the Grant..........................................14
         12.5     Payment of Performance Shares...............................14

ARTICLE 13.       PROTECTION AGAINST DILUTION.................................15

         13.1     Adjustments.................................................15
         13.2     Dissolution or Liquidation..................................16
         13.3     Reorganizations.............................................16

ARTICLE 14.       DEFERRAL OF AWARDS..........................................16

ARTICLE 15.       AWARDS UNDER OTHER PLANS....................................17

ARTICLE 16.       PAYMENT OF DIRECTOR'S FEES IN SECURITIES....................17

         16.1     Effective Date..............................................17
         16.2     Elections to Receive NSOs, Restricted Shares or Stock Units.18
         16.3     Number and Terms of NSOs, Restricted Shares or Stock Units..18

ARTICLE 17.       LIMITATION ON RIGHTS........................................18

         17.1     Retention Rights............................................18
         17.2     Shareholders' Rights........................................18
         17.3     Regulatory Requirements.....................................18

ARTICLE 18.       WITHHOLDING TAXES...........................................19

         18.1     General.....................................................19
         18.2     Share Withholding...........................................19

ARTICLE 19.       FUTURE OF THE PLAN..........................................19

         19.1     Term of the Plan............................................19
         19.2     Amendment or Termination....................................19

ARTICLE 20.       LIMITATION ON PARACHUTE PAYMENTS............................19

         20.1     Scope of Limitation.........................................19
         20.2     Basic Rule..................................................20
         20.3     Reduction of Payments.......................................20
         20.4     Overpayments and Underpayments..............................21
         20.5     Related Corporations........................................21

ARTICLE 21.  EXECUTION........................................................21




                        ROSEVILLE COMMUNICATIONS COMPANY
                           2000 EQUITY INCENTIVE PLAN

ARTICLE 1......INTRODUCTION.

ARTICLE 1.  INTRODUCTION.

     The Plan was adopted by the Board effective January 31, 2000. The purpose of the Plan is to promote the long-term success of the Company and creation of shareholder value by (a) encouraging Employees, Outside Directors and Consultants to focus on critical long-range objectives, (b) encouraging the attraction and retention of Employees, Outside Directors and Consultants with exceptional qualifications and (c) linking Employees, Outside Directors and Consultants directly to shareholder interests through increased share ownership. The Plan seeks to achieve this purpose by providing for Awards in the form of Restricted Shares, Stock Units, Performance Shares, Options (which may constitute incentive stock options or nonstatutory stock options) or stock appreciation rights.

     The Plan shall be governed by, and construed in accordance with, the laws of the State of California (except their choice-of-law provisions).

ARTICLE 2......DEFINITIONS.

ARTICLE 2.  DEFINITIONS.

     2.1...."Affiliate" means any entity other than a Subsidiary, if the Company and/or one or more Subsidiaries own not less than 50% of such entity.

     2.2...."Award"  means any award of an Option, an SAR, a Restricted Share, a
Stock  Unit or a  Performance  Share  under the Plan.

     2.3...."Board" means the Company's Board of Directors,  as constituted from time to time.

     2.4....A "Change in Control" shall be deemed to have occurred if

          (A) any "person" (as such term is used in Section 13(d) and 14(d) of the Exchange Act), other than a trustee or other fiduciary holding securities under an employee benefit plan of the Company, is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing Twenty percent (20%) or more of the combined voting power of the Company's then outstanding voting securities;

          (B) there is a merger or consolidation of the Company in which the Company does not survive as an independent public company; or

          (C) the business or businesses of the Company for which a Participant's services are principally performed are disposed of by the Company pursuant to a partial or complete liquidation of the Company, a sale of assets (including stock of a Subsidiary) of the Company, or otherwise. A transaction shall not constitute a Change in Control if its sole purpose is to change the state of the Company's incorporation or to create a holding company that will be owned in substantially the same proportions by the persons who held the Company's securities immediately before such transaction.

     2.5...."Code" means the Internal Revenue Code of 1986, as amended.

     2.6...."Committee"  means  the  Compensation  Committee  of the  Board,  as described in Article 3.

     2.7...."Company"  means  Roseville  Communications  Company,  a  California corporation.

     2.8...."Consultant"  means a consultant  or adviser who provides  bona fide services to the Company, a Parent, a Subsidiary or an Affiliate as an independent contractor. Service as a Consultant shall be considered employment for all purposes of the Plan, except as provided in Section 5.1.

     2.9...."Employee"  means a common law employee of the Company,  a Parent, a
Subsidiary or an Affiliate.

     2.10..."Exchange Act" means the Securities Exchange Act of 1934, as amended.

     2.11..."Exercise Price," in the case of an Option, means the amount for which one Share may be purchased upon exercise of such Option, as specified in the applicable Stock Option Agreement. "Exercise Price," in the case of an SAR, means an amount, as specified in the applicable SAR Agreement, which is subtracted from the Fair Market Value of one Share in determining the amount payable upon exercise of such SAR.

     2.12..."Fair Market Value" means the market price of Shares, determined by the Committee in good faith on such basis as it deems appropriate. Fair Market Value may mean (i) if the Company's common stock is listed on a securities exchange or is traded over the NASDAQ National Market System, the closing sales price of one Share on such exchange or other such system on an applicable date or, in the absence of reported sales on such date, the closing sales price on the immediately preceding date on which sales were reported, or (ii) if the Company's common stock is not listed on a securities exchange or traded over the NASDAQ National Market System, the mean between the bid and offered prices of the Share as quoted by the National Association of Securities Dealer through NASDAQ, provided, that if the Committee determines that the fair market value is not properly reflected by such NASDAQ quotations, the Fair Market Value will mean the fair market value as determined by such other method as the Committee determines in good faith to be reasonable. Such determination shall be conclusive and binding on all persons.

     2.13..."ISO" means an incentive stock option described in Section 422(b) of the Code.

     2.14..."NSO" means a stock option not described in Sections 422 or 423 of the Code.

     2.15..."Option" means an ISO or NSO granted under the Plan and entitling the holder to purchase Shares.

     2.16..."Optionee" means an individual or estate who holds an Option or SAR.

     2.17..."Outside Director" means a member of the Board who is not an Employee. Service as an Outside Director shall be considered employment for all purposes of the Plan, except as provided in Section 5.1.

     2.18..."Parent" means any corporation (other than the Company) in an unbroken chain of corporations ending with the Company, if each of the corporations other than the Company owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain. A corporation that attains the status of a Parent on a date after the adoption of the Plan shall be considered a Parent commencing as of such date.

     2.19..."Participant" means an individual or estate who holds an Award.

     2.20..."Performance  Share" means an Award to a  Participant  under Article
12.

     2.21..."Performance Share Agreement" means the agreement between the Company and a Participant which contains the terms, conditions and restrictions pertaining to such Performance Share.

     2.22..."Plan" means this Roseville Communications Company 2000 Equity Incentive Plan, as amended from time to time.

     2.23..."Restricted Share" means a Share awarded under the Plan.

     2.24..."Restricted Stock Agreement" means the agreement between the Company and the recipient of a Restricted Share which contains the terms, conditions and restrictions pertaining to such Restricted Share.

     2.25..."SAR" means a stock appreciation right granted under the Plan.

     2.26..."SAR Agreement" means the agreement between the Company and an Optionee which contains the terms, conditions and restrictions pertaining to his or her SAR.

     2.27..."Share" means one share of the common stock of the Company.

     2.28..."Stock Option Agreement" means the agreement between the Company and an Optionee that contains the terms, conditions and restrictions pertaining to his or her Option.

     2.29..."Stock Unit" means a bookkeeping entry representing the equivalent of one Share, as awarded under the Plan.

     2.30..."Stock Unit Agreement" means the agreement between the Company and the recipient of a Stock Unit which contains the terms, conditions and restrictions pertaining to such Stock Unit.

     2.31..."Subsidiary" means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company, if each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain. A corporation that attains the status of a Subsidiary on a date after the adoption of the Plan shall be considered a Subsidiary commencing as of such date.

ARTICLE 3......ADMINISTRATION.

ARTICLE 3.  ADMINISTRATION.

     3.1....Committee Composition

     3.1 Committee Composition. The Plan shall be administered by the Committee. The Committee shall consist exclusively of two or more directors of the Company, who shall be appointed by the Board. In addition, the composition of the Committee shall satisfy:

          (a) Such requirements as the Securities and Exchange Commission may establish for administrators acting under plans intended to quality for exemption under Rule 16b-3 (or its successor) under the Exchange Act; and

          (b) Such requirements as the Internal Revenue Service may establish for Outside Directors acting under plans intended to qualify for exemption under section 162(m)(4)(C) of the Code.

     3.2....Committee Responsibilities

     3.2 Committee Responsibilities. The Committee shall

          (a) Select the Employees, Outside Directors and Consultants who are to receive Awards under the Plan,

          (b) Determine the type, number, vesting requirements and other features and conditions of such Awards,

          (c) Interpret the Plan and (d) make all other decisions relating to the operation of the Plan. The Committee may adopt such rules or guidelines as it deems appropriate to implement the Plan. The Committee's determinations under the Plan shall be final and binding on all persons.

     3.3....Committee for Non-Officer Grants

     3.3 Committee for Non-Officer Grants. The Board may also appoint a secondary committee of the Board, which shall be composed of two or more directors of the Company who need not satisfy the requirements of Section 3.1. Such secondary committee may administer the Plan with respect to Employees and Consultants who are not considered officers or directors of the Company under
Section 16 of the Exchange Act, may grant Awards under the Plan to such Employees and Consultants and may determine all features and conditions of such Awards. Within the limitations of this Section 3.3, any reference in the Plan to the Committee shall include such secondary committee.

ARTICLE 4......SHARES AVAILABLE FOR GRANTS.

ARTICLE 4.  SHARES AVAILABLE FOR GRANTS.

     4.1....Basic Limitation

     4.1. Basic Limitation. Shares issued pursuant to the Plan shall be authorized but unissued shares. The aggregate number of Options, SARs, Stock Units, Restricted Shares and Performance Shares awarded under the Plan shall not exceed Eight Hundred Thousand (800,000) Shares. The limitation of this Section
4.1 shall be subject to adjustment pursuant to Article 13.

     4.2....Forfeited Shares

     4.2. Annual Increase in Shares. If Restricted Shares, Performance Shares or Shares issued upon the exercise of Options are forfeited, then such Shares shall again become available for Awards under the Plan. If Stock Units, Options or SARs are forfeited or terminate for any other reason before being exercised, then the corresponding Shares shall again become available for Awards under the Plan. If Stock Units are settled, then only the number of Shares (if any) actually issued in settlement of such Stock Units shall reduce the number available under Section 4.1 and the balance shall again become available for Awards under the Plan. If SARs are exercised, then only the number of Shares (if any) actually issued in settlement of such SARs shall reduce the number available under Section 4.1 and the balance shall again become available for Awards under the Plan. The foregoing notwithstanding, the aggregate number of Shares that may be issued under the Plan upon the exercise of ISOs shall not be increased when Restricted Shares, Performance Shares or other Shares are forfeited.

     4.3....Dividend Equivalents

     4.4....Dividend  Equivalents.  Any  dividend  equivalents  paid or credited under the Plan shall not be applied against the number of Restricted Shares, Performance Shares, Stock Units, Options or SARs available for Awards, whether or not such dividend equivalents are converted into Stock Units.

ARTICLE 5......ELIGIBILITY

ARTICLE 5.  ELIGIBILITY.

     5.1....Incentive Stock Options

     5.1 Incentive Stock Options. Only Employees who are common-law employees of the Company, a Parent or a Subsidiary shall be eligible for the grant of ISOs. In addition, an Employee who owns more than 10% of the total combined voting power of all classes of outstanding stock of the Company or any of its Parents or Subsidiaries shall not be eligible for the grant of an ISO unless the requirements set forth in section 422(c)(6) of the Code are satisfied.

     5.2......Other Grants

     5.2 Other Grants. Only Employees, Outside Directors and Consultants shall be eligible for the grant of Restricted Shares, Performance Shares, Stock Units, NSOs or SARs.

ARTICLE 6......OPTIONS

ARTICLE 6.  OPTIONS.

     6.1....Stock Option Agreement

     6.1. Stock Option Agreement. Each grant of an Option under the Plan shall be evidenced by a Stock Option Agreement between the Optionee and the Company. Such Option shall be subject to all applicable terms of the Plan and may be subject to any other terms that are not inconsistent with the Plan. The Stock Option Agreement shall specify whether the Option is an ISO or an NSO. The provisions of the various Stock Option Agreements entered into under the Plan need not be identical. Options may be granted in consideration of a reduction in the Optionee's other compensation. A Stock Option Agreement may provide that a new Option will be granted automatically to the Optionee when he or she exercises a prior Option and pays the Exercise Price in the form described in
Section 7.2.

     6.2....Number of Shares

     6.2. Number of Shares. Each Stock Option Agreement shall specify the number of Shares subject to the Option and shall provide for the adjustment of such number in accordance with Article 13. Options granted to any Optionee in a single fiscal year of the Company shall not cover more than 200,000 Shares, except that Options granted to a new Employee in the fiscal year of the Company in which his or her service as an Employee first commences shall not cover more than 25,000 Shares. The limitations set forth in the preceding sentence shall be subject to adjustment in accordance with Article 13.

     6.3....Exercise Price

     6.3. Exercise Price. Each Stock Option Agreement shall specify the Exercise Price; provided that the Exercise Price under an ISO shall in no event be less than 100% of the Fair Market Value of a Share on the date of grant and the Exercise Price under an NSO shall in no event be less than 85% of the Fair Market Value of a Share on the date of grant. In the case of an NSO, a Stock Option Agreement may specify an Exercise Price that varies in accordance with a predetermined formula while the NSO is outstanding.

     6.4....Exercisability and Term

     6.4 Exercisability and Term. Each Stock Option Agreement shall specify the date or event when all or any installment of the Option is to become exercisable. The Stock Option Agreement shall also specify the term of the Option; provided that the term of an ISO shall in no event exceed 10 years from the date of grant. A Stock Option Agreement may provide for accelerated exercisability in the event of the Optionee's death, disability or retirement or other events and may provide for expiration prior to the end of its term in the event of the termination of the Optionee's service. Options may be awarded in combination with SARs, and such an Award may provide that the Options will not be exercisable unless the related SARs are forfeited.

     6.5....Effect of Change in Control

     6.5 Effect of Change in Control. The Committee may determine, at the time of granting an Option or thereafter, that such Option shall become exercisable as to all or part of the Shares subject to such Option in the event that a Change in Control occurs with respect to the Company, subject to the limitations that, in the case of an ISO, the acceleration of exercisability shall not occur without the Optionee's written consent.

     6.6......Modification or Assumption of Options

     6.6 Modification or Assumption of Options. Within the limitations of the Plan, the Committee may modify, extend or assume outstanding options or may accept the cancellation of outstanding options (whether granted by the Company or by another issuer) in return for the grant of new options for the same or a different number of shares and at the same or a different exercise price. The foregoing notwithstanding, no modification of an Option shall, without the consent of the Optionee, alter or impair his or her rights or obligations under such Option.

     6.7......Buyout Provisions

     6.7. Buyout Provisions. The Committee may at any time

               (a) Offer to buy out for a payment in cash or cash equivalents an Option previously granted or

               (b) authorize an Optionee to elect to cash out an Option previously granted, in either case at such time and based upon such terms and conditions as the Committee shall establish.

ARTICLE 7......PAYMENT FOR OPTION SHARES

ARTICLE 7.  PAYMENT FOR OPTION SHARES.

     7.1....General Rule

     7.1. General Rule. The entire Exercise Price of Shares issued upon exercise of Options shall be payable in cash or cash equivalents at the time when such Shares are purchased, except as follows:

     (a) In the case of an ISO granted under the Plan, payment shall be made only pursuant to the express provisions of the applicable Stock Option Agreement. The Stock Option Agreement may specify that payment may be made in any form(s) described in this Article 7. (b) In the case of an NSO, the Committee may at any time accept payment in any form(s) described in this Article 7.

     7.2....Surrender of Stock

     7.2. Surrender of Stock. To the extent that this Section 7.2 is applicable, all or any part of the Exercise Price may be paid by surrendering, or attesting to the ownership of, Shares that are already owned by the Optionee. Such Shares shall be valued at their Fair Market Value on the date when the new Shares are purchased under the Plan. The Optionee shall not surrender, or attest to the ownership of, Shares in payment of the Exercise Price if such action would cause the Company to recognize compensation expense (or additional compensation expense) with respect to the Option for financial reporting purposes.

     7.3....Exercise/Sale

     7.3. Exercise/Sale. To the extent that this Section 7.3 is applicable, all or any part of the Exercise Price and any withholding taxes may be paid by delivering (on a form prescribed by the Company) an irrevocable direction to a securities broker approved by the Company to sell all or part of the Shares being purchased under the Plan and to deliver all or part of the sales proceeds to the Company.

     7.4....Exercise/Pledge

     7.4. Exercise/Pledge. To the extent that this Section 7.4 is applicable, all or any part of the Exercise Price and any withholding taxes may be paid by delivering (on a form prescribed by the Company) an irrevocable direction to pledge all or part of the Shares being purchased under the Plan to a securities broker or lender approved by the Company, as security for a loan, and to deliver all or part of the loan proceeds to the Company.

     7.5....Promissory Note

     7.5. Promissory Note. To the extent that this Section 7.5 is applicable, all or any part of the Exercise Price and any withholding taxes may be paid by delivering (on a form prescribed by the Company) a full-recourse promissory note.

     7.6....Other Forms of Payment

     7.6. Other Forms of Payment. To the extent that this Section 7.6 is applicable, all or any part of the Exercise Price and any withholding taxes may be paid in any other form that is consistent with applicable laws, regulations and rules.

ARTICLE 8......AUTOMATIC OPTION GRANTS TO OUTSIDE DIRECTORS

ARTICLE 8.  AUTOMATIC OPTION
            GRANTS TO OUTSIDE DIRECTORS.

     8.1....Annual Grants

     8.1. Annual Grants. Upon the conclusion of each regular annual meeting of the Company's stockholders held in the year 2000 or thereafter, each Outside Director who will continue serving as a member of the Board thereafter shall receive an NSO covering 1,250 Shares (subject to adjustment under Article 12). NSOs granted under this Section 8.1 shall become exercisable in full on the first anniversary of the date of grant.

     8.2....Accelerated Exercisability

     8.2 Accelerated Exercisability. All NSOs granted to an Outside Director under this Article 8 shall also become exercisable in full in the event of:

     (a) The termination of such Outside Director's service because of death, total and permanent disability or retirement at or after age 70 and 1/2 ; or

     (b)  A Change in Control with respect to the Company.

     8.3....Exercise Price

     8.3. Exercise Price. The Exercise Price under all NSOs granted to an Outside Director under this Article 8 shall be equal to 100% of the Fair Market Value of a Share on the date of grant, payable in one of the forms described in Sections 7.1, 7.2, 7.3 and 7.4.

     8.4....Term

     8.4 Term. All NSOs granted to an Outside Director under this Article 8 shall terminate on the earliest of

     (a)  the 10th anniversary of the date of grant,

     (b) the date three (3) months after the termination of such Outside Director's service for any reason other than death or total and permanent disability or

     (c) the date six (6) months after the termination of such Outside Director's service because of death or total and permanent disability.

ARTICLE 9......STOCK APPRECIATION RIGHTS

ARTICLE 9.  STOCK APPRECIATION RIGHTS.

     9.1....SAR Agreement

     9.1....SAR  Agreement.  Each  grant  of an SAR  under  the  Plan  shall  be evidenced by an SAR Agreement between the Optionee and the Company. Such SAR shall be subject to all applicable terms of the Plan and may be subject to any other terms that are not inconsistent with the Plan. The provisions of the various SAR Agreements entered into under the Plan need not be identical. SARs may be granted in consideration of a reduction in the Optionee's other compensation.

     9.2....Number of Shares

     9.2. Number of Shares. Each SAR Agreement shall specify the number of Shares to which the SAR pertains and shall provide for the adjustment of such number in accordance with Article 13. SARs granted to any Optionee in a single calendar year shall in no event pertain to more than 200,000 Shares, except that SARs granted to a new Employee in the fiscal year of the Company in which his or her service as an Employee first commences shall not pertain to more than 25,000 Shares. The limitations set forth in the preceding sentence shall be subject to adjustment in accordance with Article 13.

     9.3....Exercise Price

     9.3. Exercise Price. Each SAR Agreement shall specify the Exercise Price. An SAR Agreement may specify an Exercise Price that varies in accordance with a predetermined formula while the SAR is outstanding.

     9.4....Exercisability and Term

     9.4. Exercisability and Term. Each SAR Agreement shall specify the date when all or any installment of the SAR is to become exercisable. The SAR Agreement shall also specify the term of the SAR. An SAR Agreement may provide for accelerated exercisability in the event of the Optionee's death, disability or retirement or other events and may provide for expiration prior to the end of its term in the event of the termination of the Optionee's service. SARs may be awarded in combination with Options, and such an Award may provide that the SARs will not be exercisable unless the related Options are forfeited. An SAR may be included in an ISO only at the time of grant but may be included in an NSO at the time of grant or thereafter. An SAR granted under the Plan may provide that it will be exercisable only in the event of a Change in Control.

     9.5....Effect of Change in Control

     9.5. Effect of Change in Control. The Committee may determine, at the time of granting an SAR or thereafter, that such SAR shall become fully exercisable as to all Shares subject to such SAR in the event that a Change in Control occurs with respect to the Company.

     9.6....Exercise of SARs

     9.6. Exercise of SARs. Upon exercise of an SAR, the Optionee (or any person having the right to exercise the SAR after his or her death) shall receive from the Company

     (a)  Shares,

     (b)  Cash or

     (c) A combination of Shares and cash, as the Committee shall determine. The amount of cash and/or the Fair Market Value of Shares received upon exercise of SARs shall, in the aggregate, be equal to the amount by which the Fair Market Value (on the date of surrender) of the Shares subject to the SARs exceeds the Exercise Price. If, on the date when an SAR expires, the Exercise Price under such SAR is less than the Fair Market Value on such date but any portion of such SAR has not been exercised or surrendered, then such SAR shall automatically be deemed to be exercised as of such date with respect to such portion.

     9.7....Modification or Assumption of SARs

     9.7. Modification or Assumption of SARs. Within the limitations of the Plan, the Committee may modify, extend or assume outstanding SARs or may accept the cancellation of outstanding SARs (whether granted by the Company or by another issuer) in return for the grant of new SARs for the same or a different number of shares and at the same or a different exercise price. The foregoing notwithstanding, no modification of an SAR shall, without the consent of the Optionee, alter or impair his or her rights or obligations under such SAR.

ARTICLE 10......RESTRICTED SHARES

ARTICLE 10. RESTRICTED SHARES.

     10.1...Restricted Stock Agreement

     10.1 Restricted Stock Agreement. Each grant of Restricted Shares under the Plan shall be evidenced by a Restricted Stock Agreement between the recipient and the Company. Such Restricted Shares shall be subject to all applicable terms of the Plan and may be subject to any other terms that are not inconsistent with the Plan. The provisions of the various Restricted Stock Agreements entered into under the Plan need not be identical.

     10.2...Payment for Awards

     10.2. Payment for Awards. Restricted Shares may be sold or awarded under the Plan for such consideration as the Committee may determine, including (without limitation) cash, cash equivalents, full-recourse promissory notes, past services and future services.

     10.3...Vesting Conditions

     10.3. Vesting Conditions. Each Award of Restricted Shares may or may not be subject to vesting. Vesting shall occur, in full or in installments, upon satisfaction of the conditions specified in the Restricted Stock Agreement. A Restricted Stock Agreement may provide for accelerated vesting in the event of the Participant's death, disability or retirement or other events. The Committee may determine, at the time of granting Restricted Shares or thereafter, that all or part of such Restricted Shares shall become vested in the event that a Change in Control occurs with respect to the Company.

     10.4...Voting and Dividend Rights

     10.4 Voting and Dividend Rights. The holders of Restricted Shares awarded under the Plan shall have the same voting, dividend and other rights as the Company's other shareholders. A Restricted Stock Agreement, however, may require that the holders of Restricted Shares invest any cash dividends received in additional Restricted Shares. Such additional Restricted Shares shall be subject to the same conditions and restrictions as the Award with respect to which the dividends were paid.

ARTICLE 11......STOCK UNITS

ARTICLE 11. STOCK UNITS.

     11.1...Stock Unit Agreement

     11.1. Stock Unit Agreement. Each grant of Stock Units under the Plan shall be evidenced by a Stock Unit Agreement between the recipient and the Company. Such Stock Units shall be subject to all applicable terms of the Plan and may be subject to any other terms that are not inconsistent with the Plan. The provisions of the various Stock Unit Agreements entered into under the Plan need not be identical. Stock Units may be granted in consideration of a reduction in the recipient's other compensation.

     11.2...Payment for Awards

     11.2. Payment for Awards. To the extent that an Award is granted in the form of Stock Units, no cash consideration shall be required of the Award recipients.

     11.3...Vesting Conditions

     11.3. Vesting Conditions. Each Award of Stock Units may or may not be subject to vesting. Vesting shall occur, in full or in installments, upon satisfaction of the conditions specified in the Stock Unit Agreement. A Stock Unit Agreement may provide for accelerated vesting in the event of the Participant's death, disability or retirement or other events. The Committee may determine, at the time of granting Stock Units or thereafter, that all or part of such Stock Units shall become vested in the event that a Change in Control occurs with respect to the Company.

     11.4...Voting and Dividend Rights

     11.4 Voting and Dividend Rights. The holders of Stock Units shall have no voting rights. Prior to settlement or forfeiture, any Stock Unit awarded under the Plan may, at the Committee's discretion, carry with it a right to dividend equivalents. Such right entitles the holder to be credited with an amount equal to all cash dividends paid on one Share while the Stock Unit is outstanding. Dividend equivalents may be converted into additional Stock Units. Settlement of dividend equivalents may be made in the form of cash, in the form of Shares, or in a combination of both. Prior to distribution, any dividend equivalents which are not paid shall be subject to the same conditions and restrictions as the Stock Units to which they attach.

     11.5...Form and Time of Settlement of Stock Units

     11.5 Form and Time of Settlement of Stock Units. Settlement of vested Stock Units may be made in the form of

     (a)  Cash,

     (b)  Shares or

     (c) Any combination of both, as determined by the Committee. The actual number of Stock Units eligible for settlement may be larger or smaller than the number included in the original Award, based on predetermined performance factors. Methods of converting Stock Units into cash may include (without limitation) a method based on the average Fair Market Value of Shares over a series of trading days. Vested Stock Units may be settled in a lump sum or in installments. The distribution may occur or commence when all vesting conditions applicable to the Stock Units have been satisfied or have lapsed, or it may be deferred to any later date. The amount of a deferred distribution may be increased by an interest factor or by dividend equivalents. Until an Award of Stock Units is settled, the number of such Stock Units shall be subject to adjustment pursuant to Article 13.

     11.6...Death of Recipient

     11.6 Death of Recipient. Any Stock Units Award that becomes payable after the recipient's death shall be distributed to the recipient's beneficiary or beneficiaries. Each recipient of a Stock Units Award under the Plan shall designate one or more beneficiaries for this purpose by filing the prescribed form with the Company. A beneficiary designation may be changed by filing the prescribed form with the Company at any time before the Award recipient's death. If no beneficiary was designated or if no designated beneficiary survives the Award recipient, then any Stock Units Award that becomes payable after the recipient's death shall be distributed to the recipient's estate.

     11.7...Creditors' Rights

     11.7. Creditors' Rights. A holder of Stock Units shall have no rights other than those of a general creditor of the Company. Stock Units represent an unfunded and unsecured obligation of the Company, subject to the terms and conditions of the applicable Stock Unit Agreement.

ARTICLE 12......PERFORMANCE SHARES

ARTICLE 12. PERFORMANCE SHARES

     12.1...Performance Share Agreement

     12.1. Performance Share Agreement. Each grant of Performance Shares under the Plan shall be evidenced by a Performance Share Agreement between the Participant and the Company. Such Performance Shares shall be subject to all applicable terms of the Plan and may be subject to any other terms that are not inconsistent with the Plan. The provisions of the various Performance Share Agreements entered into under the Plan need not be identical.

     12.2...Grant of Performance Shares

     12.2. Grant of Performance Shares. Before the grant of Performance Shares, the Committee shall:

     (a) determine objective performance goals, which may consist of any one or more of the following goals deemed appropriate by the Committee: earnings (either in the aggregate or on a per-share basis), operating income, cash flow, including EBITDA (earnings before interest, taxes, depreciation and amortization), return on equity, per share rate of return on the Shares (including dividends), general indices relative to levels of general customer service satisfaction, as measured through various randomly-generated customer service surveys, market share (in one or more markets), customer retention rates, market penetration rates, revenues, reductions in expense levels, and the attainment by the Shares of a specified market value for a specified period of time, in each case where applicable to be determined either on a Company-wide basis or in respect of any one or more business units, and the amount of compensation under the goals applicable to such grant;

     (b) designate a period for the measurement of the extent to which performance goals are attained, which may begin prior to the date of grant (the "Performance Period"); and

     (c) assign a "Performance Percentage" to each level of attainment of performance goals during the Performance Period, with the percentage applicable to minimum attainment being zero percent and the percentage applicable to maximum attainment to the determined by the Committee from time to time, but not in excess of 250%.

     12.3...Modification of Grant

     12.3. Modification of Grant. If a Participant is promoted, demoted, or transferred to a different business unit of the Company during a Performance Period, then, to the extent the Committee determines any one or more of the performance goals, Performance Period, or Performance Percentage are no longer appropriate, the Committee may make any changes thereto as it deems appropriate in order to make them appropriate.

     12.4...Terms of the Grant

     12.4. Terms of the Grant. When granted, Performance Shares may, but need not, be identified with Shares subject to a specific Option, specific Restricted Shares, or specific SARs of the Participant granted under the Plan in a number equal to or different from the number of the Performance Shares so granted. If Performance Shares are so identified, then, unless otherwise provided in the applicable Award, the Participant's associated Performance Shares shall terminate upon (a) the expiration, termination, forfeiture, or cancellation of the Option, Restricted Shares, or SARs with which the Performance Shares are identified, (b) the exercise of such Option or SARs, or (c) the date Restricted Shares become nonforfeitable.

     12.5...Payment of Performance Shares

     12.5. Payment of Performance Shares. Unless otherwise provided in the Performance Share Agreement, if the minimum performance goals applicable to such Performance Shares have been achieved during the applicable Performance Period, then the Company shall pay to the Participant that number of Shares equal to the product of:

     (a) the sum of (i) number of Performance Shares specified in the applicable Award agreement and (ii) the number of Shares that would have been issuable if such Performance Shares had been Shares outstanding throughout the Performance Period and the stock dividends, cash dividends (except as otherwise provided in the Performance Share Agreement) and other property paid in respect of such shares had been reinvested in additional Shares as of each dividend payment date, multiplied by

     (b) the Performance Percentage achieved during such Performance Period. The Committee may, in its discretion, determine that cash be paid in lieu of some or all of such Shares. The amount of cash payable in lieu of a Share shall be determined by valuing such shares at its Fair Market Value on the business day next preceding the date such cash is to be paid. Payments pursuant to this Section shall be made as soon as administratively practical after the end of the applicable Performance Period. Any Performance Shares with respect to which the performance goals shall not have been achieved by the end of the applicable Performance period shall expire.

ARTICLE 13......PROTECTION AGAINST DILUTION

ARTICLE 13. PROTECTION AGAINST DILUTION.

     13.1...Adjustments

     13.1. Adjustments. In the event of a subdivision of the outstanding Shares, a declaration of a dividend payable in Shares, a declaration of a dividend payable in a form other than Shares in an amount that has a material effect on the price of Shares, a combination or consolidation of the outstanding Shares (by reclassification or otherwise) into a lesser number of Shares, a recapitalization, a spin-off or a similar occurrence, the Committee shall make such adjustments as it, in its sole discretion, deems appropriate in one or more of:

     (a) The number of Options, SARs, Restricted Shares, Performance Shares and Stock Units available for future Awards under Article 4;

     (b)  The limitations set forth in Sections 6.2 and 9.2;

     (c)  The number of NSOs to be granted to Outside Directors under Article 8;

     (d)  The number of Shares covered by each outstanding Option and SAR;

     (e)  The Exercise Price under each outstanding Option and SAR; or

     (f) The number of Stock Units included in any prior Award which has not yet been settled.

Except as provided in this Article 13, a Participant shall have no rights by reason of any issue by the Company of stock of any class or securities convertible into stock of any class, any subdivision or consolidation of shares of stock of any class, the payment of any stock dividend or any other increase or decrease in the number of shares of stock of any class.

     13.2...Dissolution or Liquidation

     13.2. Dissolution or Liquidation. To the extent not previously exercised or settled, Options, SARs and Stock Units shall terminate immediately prior to the dissolution or liquidation of the Company.

     13.3...Reorganizations

     13.3. Reorganizations. In the event that the Company is a party to a merger or other reorganization, outstanding Awards shall be subject to the agreement of merger or reorganization Such agreement shall provide for:

     (a) The continuation of the outstanding Awards by the Company, if the Company is a surviving corporation;

     (b) The assumption of the outstanding Awards by the surviving corporation or its parent or subsidiary;

     (c) The substitution by the surviving corporation or its parent or subsidiary of its own awards for the outstanding Awards;

     (d) Full exercisability or vesting and accelerated expiration of the outstanding Awards; or

     (e) Settlement of the full value of the outstanding Awards in cash or cash equivalents followed by cancellation of such Awards.

ARTICLE 14......DEFERRAL OF AWARDS

ARTICLE 14. DEFERRAL OF AWARDS.

The Committee (in its sole discretion) may permit or require a Participant to:

     (a) Have cash that otherwise would be paid to such Participant as a result of the exercise of an SAR or the settlement of Stock Units credited to a deferred compensation account established for such Participant by the Committee as an entry on the Company's books;

     (b) Have Shares that otherwise would be delivered to such Participant as a result of the exercise of an Option or SAR converted into an equal number of Stock Units; or

     (c) Have Shares that otherwise would be delivered to such Participant as a result of the exercise of an Option or SAR or the settlement of Stock Units converted into amounts credited to a deferred compensation account established for such Participant by the Committee as an entry on the Company's books. Such amounts shall be determined by reference to the Fair Market Value of such Shares as of the date when they otherwise would have been delivered to such Participant.

A deferred compensation account established under this Article 14 may be credited with interest or other forms of investment return, as determined by the Committee. A Participant for whom such an account is established shall have no rights other than those of a general creditor of the Company. Such an account shall represent an unfunded and unsecured obligation of the Company and shall be subject to the terms and conditions of the applicable agreement between such Participant and the Company. If the deferral or conversion of Awards is permitted or required, the Committee (in its sole discretion) may establish rules, procedures and forms pertaining to such Awards, including (without limitation) the settlement of deferred compensation accounts established under this Article 14.

ARTICLE 15......AWARDS UNDER OTHER PLANS

ARTICLE 15. AWARDS UNDER OTHER PLANS.

     The Company may grant awards under other plans or programs. Such awards may be settled in the form of Shares issued under this Plan. Such Shares shall be treated for all purposes under the Plan like Shares issued in settlement of Stock Units and shall, when issued, reduce the number of Shares available under
Article 4.

ARTICLE 16......PAYMENT OF DIRECTOR'S FEES IN SECURITIES

ARTICLE 16. PAYMENT OF DIRECTOR'S FEES IN SECURITIES.

     16.1...Effective Date

     16.1. Effective Date. No provision of this Article 16 shall be effective unless and until the Board has determined to implement such provision.

     16.2...Elections to Receive NSOs, Restricted Shares or Stock Units

     16.2. Elections to Receive NSOs, Restricted Shares or Stock Units. An Outside Director may elect to receive his or her annual retainer payments and/or meeting fees from the Company in the form of cash, NSOs, Restricted Shares or Stock Units, or a combination thereof, as determined by the Board. Such NSOs, Restricted Shares and Stock Units shall be issued under the Plan. An election under this Article 16 shall be filed with the Company on the prescribed form.

     16.3...Number and Terms of NSOs, Restricted Shares or Stock Units

     16.3 Number and Terms of NSOs, Restricted Shares or Stock Units. The number of NSOs, Restricted Shares or Stock Units to be granted to Outside Directors in lieu of annual retainers and meeting fees that would otherwise be paid in cash shall be calculated in a manner determined by the Board. The terms of such NSOs, Restricted Shares or Stock Units shall also be determined by the Board.

ARTICLE 17......LIMITATION ON RIGHTS

ARTICLE 17. LIMITATION ON RIGHTS.

     17.1...Retention Rights

     17.1. Retention Rights. Neither the Plan nor any Award granted under the Plan shall be deemed to give any individual a right to remain an Employee, Outside Director or Consultant. The Company and its Parents, Subsidiaries and Affiliates reserve the right to terminate the service of any Employee, Outside Director or Consultant at any time, with or without cause, subject to applicable laws, the Company's articles of incorporation and bylaws and a written employment agreement (if any).

     17.2...Shareholders' Rights

     17.2. Shareholders' Rights. A Participant shall have no dividend rights, voting rights or other rights as a shareholder with respect to any Shares covered by his or her Award prior to the time when a stock certificate for such Shares is issued or, if applicable, the time when he or she becomes entitled to receive such Shares by filing any required notice of exercise and paying any required Exercise Price. No adjustment shall be made for cash dividends or other rights for which the record date is prior to such time, except as expressly provided in the Plan.

     17.3...Regulatory Requirements

     17.3 Regulatory Requirements. Any other provision of the Plan notwithstanding, the obligation of the Company to issue Shares under the Plan shall be subject to all applicable laws, rules and regulations and such approval by any regulatory body as may be required. The Company reserves the right to restrict, in whole or in part, the delivery of Shares pursuant to any Award prior to the satisfaction of all legal requirements relating to the issuance of such Shares, to their registration, qualification or listing or to an exemption from registration, qualification or listing.

ARTICLE 18......WITHHOLDING TAXES

ARTICLE 18. WITHHOLDING TAXES.

     18.1...General

     18.1. General. To the extent required by applicable federal, state, local or foreign law, a Participant or his or her successor shall make arrangements satisfactory to the Company for the satisfaction of any withholding tax obligations that arise in connection with the Plan. The Company shall not be required to issue any Shares or make any cash payment under the Plan until such obligations are satisfied.

     18.2...Share Withholding

     18.2. Share Withholding. The Committee may permit a Participant to satisfy all or part of his or her withholding or income tax obligations by having the Company withhold all or a portion of any Shares that otherwise would be issued to his or her or by surrendering all or a portion of any Shares that he or she previously acquired. Such Shares shall be valued at their Fair Market Value on the date when taxes otherwise would be withheld in cash.

ARTICLE 19......FUTURE OF THE PLAN

ARTICLE 19. FUTURE OF THE PLAN.

     19.1...Term of the Plan

     19.1. Term of the Plan. The Plan, as set forth herein, shall become effective on January 31, 2000. The Plan shall remain in effect until it is terminated under Section 19.2, except that no ISOs shall be granted on or after the 10th anniversary of the later of (a) the date when the Board adopted the Plan or (b) the date when the Board adopted the most recent increase in the number of Shares available under Article 4 which was approved by the Company's shareholders.

     19.2...Amendment or Termination

     19.2. Amendment or Termination. The Board may, at any time and for any reason, amend or terminate the Plan. An amendment of the Plan shall be subject to the approval of the Company's shareholders only to the extent required by applicable laws, regulations or rules. No Awards shall be granted under the Plan after the termination thereof. The termination of the Plan, or any amendment thereof, shall not affect any Award previously granted under the Plan.

ARTICLE 20.....LIMITATION ON PARACHUTE PAYMENTS

ARTICLE 20. LIMITATION ON PARACHUTE PAYMENTS.

     20.1...Scope of Limitation

     20.1. Scope of Limitation. This Article 20 shall apply to an Award only if:

     (a) The independent auditors most recently selected by the Board (the "Auditors") determine that the after-tax value of such Award to the Participant, taking into account the effect of all federal, state and local income taxes, employment taxes and excise taxes applicable to the Participant (including the excise tax under section 4999 of the Code), will be greater after the application of this Article 20 than it was before the application of this Article 20, or

     (b) The Committee, at the time of making an Award under the Plan or at any time thereafter, specifies in writing that such Award shall be subject to this Article 20 (regardless of the after-tax value of such Award to the Participant).

If this Article 20 applies to an Award, it shall supersede any contrary provision of the Plan or of any Award granted under the Plan.

     20.2...Basic Rule

     20.2. Basic Rule. In the event that the independent auditors most recently selected by the Board (the "Auditors") determine that any payment or transfer by the Company under the Plan to or for the benefit of a Participant (a "Payment") would be nondeductible by the Company for federal income tax purposes because of the provisions concerning "excess parachute payments" in Section 28OG of the Code, then the aggregate present value of all Payments shall be reduced (but not below zero) to the Reduced Amount. For purposes of this Article 20, the "Reduced Amount" shall be the amount, expressed as a present value, which maximizes the aggregate present value of the Payments without causing any Payment to be nondeductible by the Company because of Section 28OG of the Code.

     20.3...Reduction of Payments

     20.3. Reduction of Payments. If the Auditors determine that any Payment would be nondeductible by the Company because of Section 28OG of the Code, then the Company shall promptly give the Participant notice to that effect and a copy of the detailed calculation thereof and of the Reduced Amount, and the Participant may then elect, in his or her sole discretion, which and how much of the Payments shall be eliminated or reduced (as long as after such election the aggregate present value of the Payments equals the Reduced Amount) and shall advise the Company in writing of his or her election within 10 days of receipt of notice. If no such election is made by the Participant within such 10-day period, then the Company may elect which and how much of the Payments shall be eliminated or reduced (as long as after such election the aggregate present value of the Payments equals the Reduced Amount) and shall notify the Participant promptly of such election. For purposes of this Article 20, present value shall be determined in accordance with Section 28OG(d)(4) of the Code. All determinations made by the Auditors under this Article 20 shall be binding upon the Company and the Participant and shall be made within 60 days of the date when a Payment becomes payable or transferable. As promptly as practicable following such determination and the elections hereunder, the Company shall pay or transfer to or for the benefit of the Participant such amounts as are then due to him or her under the Plan and shall promptly pay or transfer to or for the benefit of the Participant in the future such amounts as become due to him or her under the Plan.

     20.4.....Overpayments and Underpayments20.4 Overpayments and Underpayments.
As a result of uncertainty in the application of Section 28OG of the Code at the time of an initial determination by the Auditors hereunder, it is possible that Payments will have been made by the Company that should not have been made (an "Overpayment") or that additional Payments that will not have been made by the Company could have been made (an "Underpayment"), consistent in each case with the calculation of the Reduced Amount hereunder. In the event that the Auditors, based upon the assertion of a deficiency by the Internal Revenue Service against the Company or the Participant that the Auditors believe has a high probability of success, determine that an Overpayment has been made, such Overpayment shall be treated for all purposes as a loan to the Participant which he or she shall repay to the Company, together with interest at the applicable federal rate provided in Section 7872(f)(2) of the Code; provided, however, that no amount shall be payable by the Participant to the Company if and to the extent that such payment would not reduce the amount subject to taxation under Section 4999 of the Code. In the event that the Auditors determine that an Underpayment has occurred, such Underpayment shall promptly be paid or transferred by the Company to or for the benefit of the Participant, together with interest at the applicable federal rate provided in Section 7872(f)(2) of the Code.

     20.5...Related Corporations

     20.5. Related Corporations. For purposes of this Article 20, the term "Company" shall include affiliated corporations to the extent determined by the Auditors in accordance with Section 28OG(d)(5) of the Code.

ARTICLE 21......EXECUTION

ARTICLE 21. EXECUTION.

     To record the adoption of the Plan by the Board, the Company has caused its duly authorized officer to execute this document in the name of the Company.

                                       ROSEVILLE COMMUNICATIONS COMPANY



                                       By:

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